Exhibit 99.1

Ardagh Group S.A.

DESIGNATION (IF ANY)
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TOTAL SHARES

LETTER OF TRANSMITTAL TO TENDER SHARES OF ARDAGH GROUP S.A.

Pursuant to the offer to exchange/prospectus dated , 2021, Ardagh Group S.A. (the "Company") has offered to purchase all of its outstanding Class A common shares (the "AGSA Shares") in exchange for shares of Ardagh Metal Packaging S.A. ("AMPSA Shares") held by the Company. The offer expires at 11:59 p.m. New York City time on , 2021, unless extended or earlier terminated. See Instructions on the reverse side.

I/we, the undersigned, hereby surrender to you for tendering the AGSA Share(s) identified below. I/we hereby agree to the terms and conditions of the offer to exchange/prospectus dated ,2021. I/we hereby certify and warrant that: (i) I/we have received and read the offer to exchange/prospectus; (ii) I/we have complied with all instructions on the reverse side of this letter of transmittal and the requirements of the offer to exchange/prospectus; (iii) I/we have full power and authority to give the instructions in this letter of transmittal; and (iv) the AGSA Shares being tendered hereunder are free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

Please complete the back if you would like to transfer ownership or request special mailing.

Total Book-Entry Share at Computershare

1 Signature: This form **must** be signed by the registered holder(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

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Signature of Shareholder | Date | Daytime Telephone #

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Signature of Shareholder | Date | Daytime Telephone #

PLACE AN ☒ IN ONE TENDER BOX ONLY

2 ☐ Tender All

or

3 ☐ Partial Tender

WHOLE SHARES ● FRACTIONS

1 2 3 4 5 6 7 8 9 0 1 2 T E N D ARDG C A 1

032P0C

4 Special Transfer Instructions		5 Special Mailing Instructions
If you want your AMPSA Shares and, if applicable, check for cash in consideration for fractional AMPSA Shares to be issued in **another name**, fill in this section with the information for the new account/payee name. Register AMPSA Shares and, if applicable, issue check(s) to: Name (Please Print First, Middle & Last Name) Address (Number and Street) (City, State & Zip Code) (Tax Identification or Social Security Number) Signatures of Holder(s) Signatures of Holders(s)	**Signature Guarantee Medallion** (Title of Officer Signing this Guarantee) (Name of Guarantor - Please Print) (Address of Guarantor Firm)	Fill in ONLY if you want your statement evidencing your holdings of AMPSA Shares and, if applicable, check for cash in consideration for fractional AMPSA Shares to be **mailed** to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this letter of transmittal. Mail statement and, if applicable, check(s) to: Name (Please Print First, Middle & Last Name) Address (Number and Street) (City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1 Sign, date and include your daytime telephone number in this letter of transmittal form in Box 1. After completing all other applicable sections, return this letter of transmittal in the enclosed envelope. The method of delivery of any documents is at the election and risk of the tendering shareholder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.

2 If you are tendering all your AGSA Shares for AMPSA Shares, please check Box 2 only.

3 If you are tendering some of your shares for AGSA Shares for AMPSA Shares, please check Box 3, indicate the number of AGSA Shares you wish to tender and receive AMPSA Shares.

4 If you want your AMPSA Shares and, if applicable, check for cash in consideration for fractional AMPSA Shares to be issued in another name, fill in Box 4. Signature(s) must be medallion guaranteed.

5 Complete Box 5 only if your statement evidencing your holdings of AMPSA Shares and, if applicable, check for cash in consideration for fractional AMPSA Shares are to be delivered to a person other than the registered holder or to the registered holder at a different address.

Form W-9: Under U.S. Federal Income Tax law, a shareholder is required to provide Computershare with such shareholder's correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. **Failure to provide the information on the form may subject you to backup withholding on any reportable payment.**

The Information Agent for the Offer is:

Georgeson

Call Toll-Free (U.S. or Canada): 1 (888) 628-6079
Call (outside the U.S or Canada): 1 (781) 575-2137

The Exchange Agent for the Offer is:

Computershare

By E-mail (for Notice of Guaranteed Delivery only):
canoticeofguarantee@computershare.co

If Delivering By First Class Mail:
Computershare Trust Company, N.A.
P.O. Box 43011
Providence RI 02940-3011

If Delivering By Express, Registered, Certified or Overnight Mail:
Computershare Trust Company, N.A.
150 Royall St – Suite V
Canton MAS 02021